Exhibit 99.1

Molina Healthcare Completes Acquisition of Providence Human Services and Providence Community Services

LONG BEACH, Calif.--(BUSINESS WIRE)--November 2, 2015--Molina Healthcare, Inc. (NYSE: MOH) announced today that it has completed the acquisition of Providence Human Services, LLC (PHS) and Providence Community Services, LLC (PCS), formerly part of The Providence Service Corporation (NASDAQ: PRSC), expanding Molina’s capabilities in behavioral and mental health services. The two entities, which will operate as a wholly owned subsidiary of Molina Healthcare under the brand name PathwaysSM, represent one of the largest national providers of accessible, outcome-based behavioral and mental health services with 6,800 employees and operations in 23 states and the District of Columbia.

“We are excited to welcome our PHS and PCS colleagues to Molina. The acquisition expands our ability to more closely integrate our members’ physical and behavioral health benefits and manage care in a more effective manner, while directly influencing outcomes for the better,” said J. Mario Molina, M.D., president and chief executive officer of Molina Healthcare. “Molina and Pathways share a common strategic vision and philosophy, making them well aligned to focus on delivering quality health care services to people receiving government assistance.”

PathwaysSM is headquartered in Fredericksburg, Virginia, with additional offices throughout the country. More information about PathwaysSM is available at pathwayshealth.com.

About Molina Healthcare, Inc.

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our locally operated health plans in 11 states across the nation and in the Commonwealth of Puerto Rico, Molina serves approximately 3.5 million members. Dr. C. David Molina founded our company in 1980 as a provider organization serving low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” regarding the transaction between The Providence Service Corporation and Molina Healthcare, Inc. All forward-looking statements are based on current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, risks related to: the ability of Providence Human Services and Providence Community Services (together, the “Acquired Companies”) to maintain relationships with customers and employees following the closing of this transaction; the integration of the operations and employees of the Acquired Companies’ businesses into Molina Healthcare’s business; the retention and renewal of the Acquired Companies’ business contracts; synergies from the proposed transaction; and the Acquired Companies’ future financial condition and operating results. Additional information regarding the risk factors to which Molina Healthcare is subject is provided in greater detail in its respective periodic reports and filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of the Molina Healthcare website or on the SEC’s website at sec.gov. Given these risks and uncertainties, Molina Healthcare can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and Molina Healthcare cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent Molina Healthcare’s judgment as of the date hereof, and Molina Healthcare disclaims any obligation to update any forward-looking statements to conform the statement to actual results or changes in its expectations that occur after the date of this release.

CONTACT:
Molina Healthcare, Inc.
Investor Relations
Juan José Orellana, 562-435-3666
or
Public Relations
Sunny Yu, 562-477-1608